UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 229-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 1, 2007, the registrant released the results of operations and financial condition for the three months ended March 31, 2007. Attached as Exhibit 99, and incorporated herein by reference, is a copy of the registrant's earnings press release dated May 1, 2007.

Included in Exhibit 99 are references to the Company's income and earnings per share from continuing operations which in some cases as noted in such Exhibit, exclude the effects of the other gain recorded during the three months ended March 31, 2007. The Company believes that these non-GAAP financial measures provide comparative information to the original earnings guidance that was provided by the Company as well as comparison of results to prior year and therefore is useful to the investment community. Reconciliations of these non-GAAP financial measures to what the Company believes is the most directly comparable U.S. GAAP financial measures are provided in such Exhibit.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On April 30, 2007, the Company decided to discontinue the manufacturing of its BIT molecule and begin sourcing from third-party suppliers in an effort to reduce the overall cost of certain of its products in the industrial biocides business.   The Company will continue to produce formulations containing BIT in both the United States and England for global end-market uses.

As a result of this decision, the Company will close its Seal Sands, England manufacturing location and downsize manufacturing at its Huddersfield, England location. The Company anticipates ceasing BIT manufacturing by the end of the second quarter of 2007 and full shutdown of the BIT manufacturing assets by the end of 2007.  This will result in the termination of approximately 50 employees as well as several service agreements.

The Company anticipates incurring a pre-tax charge between $20 and $25 million, the majority of which is expected to be incurred in the second quarter of 2007.  This charge consists of the following estimates: (i) $6 to $8 million of employee severance related costs, (ii) $4 to $6 million of contract termination costs and (iii) $10 to $11 million for the impairment of the BIT manufacturing assets in England. Cash related expenditures are expected to be between $10 and $14 million. The non-cash portion of the charge is associated with the impairment of these BIT manufacturing assets. The Company expects to realize projected annual pre-tax cost savings of approximately $8 million beginning in 2008 from these actions.

ITEM 2.06. MATERIAL IMPAIRMENTS

Item 2.05 above is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
99.	Press Release, dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007

ARCH CHEMICALS, INC.

By:	/s/ Louis S. Massimo
Name: Louis S. Massimo Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.	Press Release, dated May 1, 2007.